As filed with the Securities and Exchange Commission on April 8, 2019
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
J.JILL, INC.
(Exact name of Registrant as specified in its charter)
____________________
Delaware (State or other jurisdiction of incorporation or organization)		45-1459825 (IRS Employer Identification No.)
____________________
4 Batterymarch Park Quincy, MA 02169 (Address of Principal Executive Offices)		02169 (Zip Code)
____________________
Nonqualified Option Award Agreement with Linda Heasley
Restricted Stock Unit Award Agreement with Linda Heasley
(Full title of the plan)
____________________
Linda Heasley
Chief Executive Officer and President
4 Batterymarch Park
Quincy, MA 02169
(Name and address of agent for service)

(617) 376-4300
(Telephone number, including area code, of agent for service)
____________________
COPIES TO:
Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York,
New York  10019–6064
(212) 373-3000
________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	173,967 shares(2)	$5.33(3)	$927,245	$113

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Consists of shares of common stock issuable upon vesting of restricted stock units granted to Linda Heasley pursuant to the Employment Agreement between J.Jill, Inc. and Ms. Heasley, dated as of March 13, 2018.

(3)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of J.Jill, Inc.’s common stock reported by the New York Stock Exchange as of April 5, 2019.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, J.Jill, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 173,967 additional shares of its common stock, par value $0.01 per share, reserved for issuance upon settlement of restricted stock units in respect of Common Stock that were granted to Ms. Heasley as a material inducement to Ms. Heasley’s hiring as Chief Executive Officer of the Company in reliance on the employment inducement exemption under the New York Stock Exchange’s Listed Company Manual Rule 303A.08, in connection with equitable adjustments made in connection with a special cash dividend to the Company’s shareholders of $1.15 per share, which was paid on April 1, 2019 to shareholders of record as of close of business on March 19, 2019. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 filed with the Commission on June 14, 2018 (Registration No. 333-225640). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.          Incorporation of Documents by Reference
The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:
1.	The Company’s Annual Report on Form 10-K filed with the Commission on April 8, 2019;
2.	The Company’s Registration Statement on Form S-8 (Registration No. 333-225640) filed with the Commission on June 14, 2018; and
3.
The description of the common stock set forth in the Company’s Registration Statement on Form 8‑A filed pursuant to Section 12 of the Exchange Act on March 7, 2017, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8.          Exhibits
Exhibits

4.1	Certificate of Incorporation of J.Jill, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Form 10-K, filed on April 28, 2017 (File No. 001-38026)).

4.2	Bylaws of J.Jill, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Form 10-K, filed on April 28, 2017 (File No. 001-38026)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the common stock.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included on signature pages of this Part II).

99.1
Nonqualified Option Agreement, dated as of April 16, 2018, by and between Linda Heasley and J.Jill, Inc (incorporated by reference from Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed on June 14, 2018 (File No. 333-225640)).

99.2
Restricted Stock Unit Award Agreement, dated April 16, 2018, by and between Linda Heasley and J.Jill, Inc (incorporated by reference from Exhibit 99.2 to the Company’s Registration Statement on Form S-8, filed on June 14, 2018 (File No. 333-225640)).

_____________________
*          Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, J.Jill, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Quincy, state of Massachusetts, on April 8, 2019.

J.JILL, INC.

By:	/s/ Linda Heasley
	Name:	Linda Heasley
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Linda Heasley and Vijay Moses, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys‑in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on April 8, 2019, by the following persons in the capacities indicated.

Signature	Title

/s/ Linda Heasley	Chief Executive Officer, President and Director
Linda Heasley	(Principal Executive Officer)

/s/ David Biese	Chief Financial and Operating Officer
David Biese	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Rahamim	Chairman of the Board of Directors
Michael Rahamim

/s/ Andrew Rolfe	Director
Andrew Rolfe

/s/ Travis Nelson	Director
Travis Nelson

/s/ Marka Hansen	Director
Marka Hansen

/s/ Michael Recht	Director
Michael Recht

/s/ Michael Eck	Director
Michael Eck

/s/ James Scully	Director
James Scully